Exhibit 10.1

EXECUTION COPY

IDENIX PHARMACEUTICALS, INC.

SECOND AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

July 31, 2012

i

IDENIX PHARMACEUTICALS, INC.

SECOND AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

THIS SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Agreement”) is entered into as of July 31, 2012, by and among IDENIX PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), NOVARTIS PHARMA AG, (“Novartis”) and the other parties named on the signature pages hereto.

RECITALS

WHEREAS, the Company, Novartis and certain of the Company’s stockholders entered into a Stockholders’ Agreement, dated as of May 8, 2003 (the “Stockholders’ Agreement”), for the purpose of, among other things, making provision for the grant of registration rights with respect to shares of the Company’s Common Stock and other matters relating to the governance of the Company;

WHEREAS, the Stockholders’ Agreement was amended and restated on July 27, 2004 and further amended by Amendment No. 1 on April 6, 2011 (as so amended, the “Amended and Restated Stockholders’ Agreement”); and

WHEREAS, the parties hereto wish to amend and restate in its entirety the Amended and Restated Stockholders’ Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby amend and restate the Amended and Restated Stockholders’ Agreement to read in its entirety as follows:

SECTION 1

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“Amended and Restated Stockholders’ Agreement” shall have the meaning given to such term in the recitals of this Agreement.

“Board” shall mean the Company’s Board of Directors.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the Commonwealth of Massachusetts are authorized or required by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non voting) of such Person’s capital stock (including, without limitation, common stock or preferred stock) and any and all securities, rights, warrants or options exercisable or exchangeable for or convertible into such capital stock (including, without limitation, any rights, restricted stock awards or other stock-based awards issued pursuant to any stock compensation or equity incentive plan of the Company).

“Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the Common Stock, $.001 par value per share, of the Company and includes any capital stock that the Common Stock may hereafter be recapitalized, reconstituted, substituted or otherwise exchanged for, whether by business combination, operation of law or otherwise.

“Company” shall have the meaning set forth in the first paragraph of this Agreement and includes any successor (by merger or otherwise) thereto.

“Company Registration Cutback” shall have the meaning set forth in Section 2.2(b).

“Convertible Securities” shall mean securities that are exercisable for, convertible into or exchangeable for Common Stock. The term includes outstanding options, warrants or other rights (a) to subscribe for or acquire Common Stock or (b) to subscribe for or acquire other securities that are convertible into or exchangeable for Common Stock, in each case, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Demand Registration Cutback” shall have the meaning set forth in Section 2.1(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“Family Member” shall mean, as to any Person, such Person’s spouse, child (including a stepchild or an adopted child) or grandchild, or a trust for the exclusive benefit of such Person or of any one or more of such relatives, or a corporation controlled at all times by such Person and beneficially owned by such Person or any one or more of such relatives.

“Form S-1” shall have the meaning set forth in Section 2.1(a).

“Form S-3” shall have the meaning set forth in Section 2.5(a).

“Governmental Authority” shall mean the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Indemnified Party” shall have the meaning set forth in Section 2.6(c).

“Indemnifying Party” shall have the meaning set forth in Section 2.6(c).

“Independent Director” shall have the meaning ascribed to such term in the marketplace rules of the NASDAQ National Market as of the date of this Agreement.

“Initiating Purchasers” shall have the meaning set forth in Section 2.1(a).

“IPO” shall mean a firm commitment, underwritten initial public offering of equity securities of the Company.

“New Shares” shall mean (a) any Capital Stock, including, without limitation, Convertible Securities, of the Company and (b) adjustments to conversion prices applicable to outstanding Convertible Securities; provided, that any Convertible Securities issued to any director, officer or employee of, or consultant to, the Company pursuant to any compensation or equity incentive plan shall not be deemed to be “New Shares” until such time as such Convertible Security is exercised and the equity security into which it is exercisable has been issued; provided, further, that New Shares shall not include (i) any securities issued in connection with any stock split, reverse stock split, stock dividend or recapitalization of the Company which affects all holders of Common Stock proportionally; (ii) Common Stock issuable upon the conversion or exchange of any Convertible Securities (but only to the extent the issuance of such Convertible Securities were treated as New Shares hereunder); and (iii) up to 1,399,106 shares of Common Stock issued upon the exercise of options and other awards reserved for future grants as of May 8, 2003 pursuant to the Company’s 1998 Equity Incentive Plan.

“New Shares Exercise Notice” shall have the meaning set forth in Section 4.1(b).

“New Shares Issuance Date” shall have the meaning set forth in Section 4.1(b).

“Notice of Actual Issuance” shall have the meaning set forth in Section 4.1(b).

“Notice of Proposed Issuance” shall have the meaning set forth in Section 4.1(a).

“Novartis” shall have the meaning set forth in the first paragraph of this Agreement.

“Novartis Director” shall have the meaning set forth in Section 3.1.

“Novartis Percentage” shall have the meaning set forth in Section 4.4.

“Participating Holders” shall mean the Purchasers seeking to include Registrable Securities in a registration filed by the Company pursuant to this Agreement.

“Person” shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Pro Rata New Shares” shall have the meaning set forth in Section 4.1.

“Purchasers” shall mean Novartis and its Affiliates (other than the Company and its Subsidiaries) and any of their respective assignees or transferees to the extent they have succeeded to the assignor’s or transferor’s rights hereunder and/or to the extent that they are required to be bound by the terms and provisions hereof, and the term “Purchaser” shall mean any such Persons individually.

The terms “Register,” “Registered” and “Registration” refer to a registration in the United States effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean (a) any shares of Common Stock now or hereafter owned by the Purchasers, however acquired, or acquired by any Purchaser pursuant to the terms and conditions of this Agreement from the Company or another Stockholder, (b) any Common Stock issued or issuable in respect of the shares contemplated by clause (a) above upon any share split, share dividend, recapitalization, split-up, subdivision or other similar event, and (c) Common Stock issued or issuable in replacement or exchange of any of the securities listed in clauses (a) or (b) above; provided, however, that shares of Common Stock that are Registrable Securities shall cease to be Registrable Securities (i) upon any sale pursuant to an effective registration statement or Rule 144 under the Securities Act, or (ii) upon any Transfer or assignment which does not comply with the requirements of Section 2.9 of this Agreement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the Purchasers, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but not including Selling Expenses.

“Request For Registration” shall have the meaning set forth in Section 2.1(a).

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“Selling Expenses” shall mean all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Participating Holders, as applicable.

“Sold New Shares” shall have the meaning set forth in Section 4.1(b).

“Stockholder” shall mean the Purchasers and such Person’s assignees or transferees to the extent they have succeeded to the transferor’s or assignor’s rights hereunder and/or to the extent that they are required to be bound by the terms and provisions hereof

“Subsidiaries” (or, individually, a “Subsidiary”) shall mean any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

“Stockholders’ Agreement” shall have the meaning given to such term in the recitals of this Agreement.

“Transfer” shall mean, with respect to any security of the Company, any transfer, sale, gift, exchange, assignment, pledge, hypothecation, encumbrance or other disposition to any other Person.

“Voting Stock” shall mean securities of the Company entitled to vote in the election of members of the Board.

“$” shall mean United States dollars.

SECTION 2

REGISTRATION RIGHTS

2.1 Requested Registration

(a) Registration Upon Demand. If the Company shall receive from holders of a majority of the Registrable Securities held by the Purchasers (the “Initiating Purchasers”) a written request (a “Request For Registration”) that the Company effect a registration under the Securities Act of Registrable Securities held by the Purchasers, the Company shall:

(i)	Promptly, and in any event within 15 days, give written notice of the proposed registration to all holders of Registrable Securities (other than the Initiating Purchasers in the case of a Request For Registration from such Persons); and

(ii)	Use its reasonable best efforts to effect such registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Participating Holder joining in such request as are specified in a written request received by the Company within 15 days after receipt of the notice specified in Section 2.1(a)(i);

provided, however, that the Company shall not be obligated to take any action in respect of a Request For Registration to effect any such registration pursuant to the provisions of this Section 2.1(a):

(A)	If with respect to a Request For Registration by the Initiating Purchasers, the Company has already effected three such Requests for Registration on behalf of Initiating Purchasers on the Commission’s Form S-1 (or any successor form to Form S-1) (a “Form S-1”) pursuant to the provisions of this Section 2.1(a), and such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold;

(B)	If such request would require a registration within (i) 180 days from the effective date of a registration on Form S-1 pertaining to an IPO and (ii) 90 days from the effective date of a registration on Form S-1 pertaining to an underwritten offering of Registrable Securities;

(C)	If the minimum estimated market value of any offering of Registrable Securities pursuant to the provisions of this Section 2.1 is less than $10,000,000; or

(D)	If at the time of any Request For Registration, the Company is engaged in, or has fixed plans to engage in within 30 days of the time of the Request For Registration, a registered public offering, or is engaged in some other activity which, in the good faith determination of the Independent Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such Request For Registration be delayed for a period not in excess of 60 days from the proposed effective date of such registered public offering or, in the case of such other activity, until such time as the opportunity for material detriment shall have ended; provided, however, that in no event shall any delay be longer than 90 days from the date of receipt of the Request For Registration, such right to delay a Request For Registration to be exercised by the Company not more than once in any 12 month period. The Company shall give written notice of its determination to postpone a Request For Registration to the Participating Holders (provided, that the Company shall not be required to disclose, in connection with its obligations under this sentence, any information that could be deemed material non-public information to any Participating Holders) and of the fact that the reason for such postponement no longer exists, in each case, promptly after the occurrence thereof.

(iii)	Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the Request For Registration (but not more than 45 days after receipt of the request for registration pursuant to the provisions of this Section).

(iv)	If as a result of a Demand Registration Cutback the Purchasers are not allowed to include in any such registration at least 50% of their Registrable Securities requested to be registered (whether or not a Purchaser initiated such request), then such registration shall not count as one of the Purchasers’ three Requests For Registration.

(b) Underwriting. At the request of the Initiating Purchasers, the distribution of the Registrable Securities covered by a Request For Registration shall be effected by means of a firm commitment underwriting. The right of any Purchaser to registration pursuant to Section 2.1 shall be conditioned upon such Person’s participation in such underwriting and the inclusion of such Person’s Registrable Securities in the underwriting to the extent provided herein. The Company, together with all Participating Holders proposing to distribute their securities through such underwriting, shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by the Initiating Purchasers which underwriter(s) shall be reasonably acceptable to the Company; provided, however, that no Participating Holder shall be required to make any representations or warranties concerning the Company or its business, properties, prospects, financial condition or related matters. Notwithstanding any other provision of this Section 2.1, if the managing underwriter(s) advises the Company and the Participating Holders in writing that because the number of shares requested by the Participating Holders to be included in the registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Initiating Purchasers or that marketing factors require a limitation of the number of shares to be underwritten on behalf of the Participating Holders (the “Demand Registration Cutback”), then the Company shall include in such registration, to the extent of the number which the Company is so advised by the managing underwriter(s) can be sold in (or during the time of) such offering without such interference or affect on the price or sale of, first, all Registrable Securities requested to be included by the Participating Holders, pro rata with respect to the number of Registrable Securities requested to be registered, and second, the securities proposed to be sold by the Company for its own account.

If any Participating Holder disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company (who shall thereafter promptly give notice to the other Participating Holders) and the managing underwriter(s). The Registrable Securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by the other holders of Registrable Securities participating in such registration may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to the Participating Holders the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in the final sentence of the immediately preceding paragraph.

2.2 Company Registration.

(a) Notice of Registration to the Stockholders. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction, the Company shall:

(i)	Promptly give each Stockholder written notice thereof; and

(ii)	Include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within 45 days after receipt of such written notice from the Company by any Stockholder, subject to the Company Registration Cutback.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event the right of any Stockholder to registration pursuant to the provisions of this Section 2.2 shall be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting to the extent provided herein. All Participating Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in the form agreed to by the Company and the managing underwriter selected for such underwriting by the Company; provided, however, that no Participating Holder shall be required to make any representations or warranties concerning the Company or its business, properties, prospects, financial condition or related matters or provide for indemnification or contribution obligations on the part of any Participating Holder greater than the obligations set forth in Section 2.6 hereof. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that the number of shares requested to be included in the registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company or that marketing factors require a limitation of the number of shares to be underwritten on behalf of the Company (the “Company Registration Cutback”), then the Company shall include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering without such effect on the price or sale, first, all securities of the Company proposed to be sold by the Company for its own account, second, the Registrable Securities requested by the Participating Holders, pro rata with respect to the number of Registrable Securities requested to be registered and third, securities of all other security holders participating in such registration pro rata among such holders with respect to the number of securities sought to be registered.

2.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.1, 2.2 and 2.5, shall, to the extent permitted by applicable law, be borne by the Company. All Selling Expenses (other than the Selling Expenses to be paid by the Company in the preceding sentence) relating to Registrable Securities registered by the Participating Holders, as applicable, shall be borne by such seller(s) holding such Registrable Securities pro rata on the basis of the number of shares so registered. The obligation of the Company to bear the expenses described in herein shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

2.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep the Participating Holders advised in writing as to the initiation, qualification, compliance and completion of each registration. The Company shall use its reasonable best efforts to expeditiously as possible:

(a) Keep each such registration, qualification or compliance effective and current for a period of not less than 180 days in the case of a registration pursuant to Section 2.1 or 2.5 (provided, that (i) such 180-day period shall be extended for a period of time equal to the period the Participating Holders refrain from selling any securities included in such registration at the request of an underwriter of Registrable Securities, which period shall not exceed 90 days in the aggregate in any 12 month period, and (ii) in the case of a registration of Registrable Securities on Form S-3 pursuant to Rule 415 of the Securities Act (i.e., a shelf registration) which is intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until the earlier of (i) all such Registrable Securities are sold and (ii) two years from its effective date; provided, however, that Rule 415 of the Securities Act permits an offering on a continuous or delayed basis) or such shorter period to the extent all of the securities covered by such registration statement have been sold and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Participating Holders requesting registration pursuant to Section 2.1 or 2.5, as applicable, set forth in such registration statement;

(b) Furnish such number of prospectuses, including preliminary prospectuses, and other documents in conformity with the requirements of the Securities Act as the Participating Holders from time to time may reasonably request;

(c) Use its reasonable best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any Participating Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Participating Holder;

(d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Participating Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; provided, however, that no Participating Holder shall be required to make any representations or warranties concerning the Company or its business, properties, prospects, financial condition or related matters or provide for indemnification or contribution obligations on the part of such Participating Holder greater than the obligations set forth in Section 2.6 hereof;

(e) Notify in writing the Participating Holders at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and of any Commission stop orders or other material modifications in connection therewith. In such case, the Company shall promptly prepare a supplement or amendment to such prospectus and furnish the Participating Holders a reasonable number of copies of such supplement to or amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f) Cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange on which the same class of securities issued by the Company is then listed, if the listing of such Registrable Securities is then permitted under the rules and regulations of such exchange or if applicable, as a New York Stock Exchange security or a NASDAQ National Market system security and, if requested by the Participating Holders, cause all such Registrable Securities, if the Company’s securities are not already listed or traded, to be listed as a New York Stock Exchange security or as a NASDAQ National Market system security;

(g) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h) Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Participating Holders or the underwriters, if any, reasonably request to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(i) Make available for inspection by the Participating Holders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any Participating Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any Participating Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) Permit any Participating Holder to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Participating Holder and its counsel should be included;

(l) In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

(m) Use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(n) Cause to be delivered, (i) on the date the registration statement with respect to such Registrable Securities becomes effective (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities to the underwriters to be sold pursuant thereto), a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to any Participating Holder (that may be deemed to be an underwriter) as the Participating Holder may reasonably request, and (ii) to the underwriters and any Participating Holder that may be deemed to be an underwriter opinions of counsel to the Company in customary form, dated the date the Registrable Securities are delivered to the underwriters, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may reasonably request and addressed to the underwriters and any Participating Holder (that may be deemed to be an underwriter) as such Participating Holder may reasonably request;

(o) In the event of any underwritten public offering, cooperate with the Participating Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the Participating Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the underwriter for the offering or the Participating Holders, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in “roadshow” meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company;

(p) Cooperate, to the extent reasonably requested, with each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. or the New York Stock Exchange, as applicable; and

(q) Take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

2.5 Registration on Form S-3.

(a) In addition to the rights set forth in Sections 2.1 and 2.2, if a Purchaser requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) (“Form S-3”) for a public offering of shares of Registrable Securities, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its reasonable best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3. The procedures and other limitations for effecting the registration of the Registrable Securities on Form S-3, including the procedure used for any underwriting limitation, shall be as set forth in Section 2.1(b) above; provided, however, that (i) there shall not be any limit on the number of registrations that may be requested by the Participating Holders on Form S-3 and (ii) the Company shall be obligated to effect a registration under this Section 2.5 only if the minimum estimated dollar value of any offering of Registrable Securities pursuant to the provisions of this Section 2.5 is at least $5,000,000. The Company agrees to take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Stockholders to utilize Form S-3 for the sale of its Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

(b) If the Company receives a registration request pursuant to Section 2.5(a), the Company shall give written notice of such request to all of the Stockholders (other than the Stockholder who has requested a registration pursuant to Section 2.5(a)) as far in advance as practicable (but not less than 15 Business Days) before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Stockholders the opportunity to register the number of Registrable Securities as each such Stockholder may request in writing to the Company, given within ten Business Days after their receipt from the Company of written notice of such registration. If requested by the Purchasers who have initiated the registration pursuant to Section 2.5(a), such registration shall be pursuant to Rule 415 under the Securities Act. With respect to registration pursuant to Section 2.5(a), the Company shall (i) include in such offering the Registrable Securities of the Participating Holders and (ii) use its reasonable best efforts to cause such registration pursuant to the provisions of this Section 2.5(a) to become and remain effective as soon as practicable, but in any event not later than 60 days after it receives a request therefor.

2.6 Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, each Participating Holder and each of its officers, directors, general and limited partners, retired general and limited partners, managers, retired managers, members, retired members, shareholders, agents and Affiliates of, and holders of beneficial interests in, such Persons, and each Person controlling any such Persons within the meaning of Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in the investigation or settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse each such Participating Holder and each of its officers, directors, general and limited partners, retired general and limited partners, managers, retired managers, members, retired members, shareholders, agents and Affiliates of, and holders of beneficial interests in, such Persons, and each Person controlling any such Persons, each such underwriter and each Person who controls any such underwriter, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company shall not be liable to any Participating Holder or underwriter in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Participating Holder or such underwriter and stated to be specifically for use therein; provided, further, that the indemnity agreement contained in this subsection 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, with respect to an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or prospectus, the indemnification provided for herein shall not apply to any loss, liability, claim, damage or expense to the extent the same results from the sale of Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus, or in the case of an untrue statement or omission or alleged untrue statement or omission in the prospectus, a copy of the amended prospectus or supplement thereto, if the Company shall have previously furnished sufficient copies thereof, based upon the number of copies requested by the Participating Holder, to the Participating Holder a reasonable time in advance and the claim, loss, damage, liability or expense of such person results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in a preliminary prospectus or prospectus that was corrected in the prospectus or amendment or supplement thereto.

(b) Each Participating Holder shall, if Registrable Securities held by such Participating Holder are included in the securities as to which such registration is being effected, indemnify, to the fullest extent permitted by law, the Company, each of its officers, directors, controlling shareholders, agents and Affiliates of such Persons, each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company, its officers, directors, controlling shareholders, agents and Affiliates of such Persons, and each Person controlling any such Persons, each such underwriter and each Person who controls any such underwriter, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Participating Holder and stated to be specifically for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Participating Holders and the liability of each such Participating Holder shall be in proportion to and limited to the net amount received by such Participating Holder from the sale of Registrable Securities pursuant to such registration statement; provided, further, that the indemnity agreement contained in this subsection 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Participating Holder, which consent shall not be unreasonably withheld.

(c) Each party entitled to indemnification under this Section 2.6 (an “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest (as determined in good faith by the Indemnified Party). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of any liability it may have to an Indemnified Party (i) otherwise than under this Section 2.6 or (ii) under this Section 2.6 except to the extent that the Indemnifying Party forfeits substantive rights and defenses by reason of such failure. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) The obligations of the Company and the Participating Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities under this Agreement or the termination of this Agreement.

(e) An Indemnifying Party shall make payments within 30 days upon receiving written confirmation from the Indemnified Party of the nature and amount of the expenses to be indemnified.

(f) Subject to the final sentence of this Section 2.6(f), if the indemnification provided for in this Section 2.6 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 2.6 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party or parties on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.6(f) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 2.6. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Any contribution obligation shall be several, not joint and several, among such Indemnifying Parties and the liability of each such Indemnifying Party shall be in proportion to and limited to the net amount received by such Indemnifying Party from the sale of Registrable Securities pursuant to such registration statement.

(g) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the Transfer of securities.

2.7 Information by the Participating Holders. Each Participating Holder including Registrable Securities in any registration shall furnish to the Company such information regarding such Participating Holder and the distribution proposed by such Participating Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) Use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); or

(c) So long as any Stockholder owns any Registrable Securities, to furnish to such Stockholder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

2.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted to the Stockholders, as applicable, under this Section 2 may be transferred or assigned to a transferee or assignee in connection with the Transfer or assignment of any of the Registrable Securities held by such Stockholder; provided, that (a) such Transfer or assignment may otherwise be effected in accordance with applicable securities laws, (b) the Company is given reasonably prompt written notice of such Transfer or assignment, (c) the transferee or assignee of such rights assumes in writing the obligations of such Stockholder under this Section 2 and (d) the transferee or assignee (i) receives at least 50,000 shares of Registrable Securities subject to adjustment for share splits, share dividends or other similar changes in capitalization or (ii) is a Family Member or a general partner, retired general partner, limited partner, retired limited partner, manager, retired manager, member, retired member, or an Affiliate of, or holder of beneficial interests in, the transferor or assignor.

2.10 General. Except as otherwise set forth herein, in the event the Company is obligated to effect a registration, the Company and the Purchasers shall cause such meetings to be held, votes cast, resolutions passed, by-laws enacted, documents executed and all acts and things done to effect the public offering on customary and usual terms.

2.11 Other Registration Rights. The Company shall not grant to any Person any registration rights, except with the written consent of holders of at least 70% of the Registrable Securities held by the Stockholders, so long as any of the registration rights under this Agreement remain in effect; provided, however, that the Company may grant registration rights without such consent so long as such rights could not result in a reduction in the number of securities that the Stockholders (as the case may be) may include in any public offering pursuant to this Agreement or otherwise adversely affect the rights of the Stockholders (as the case may be) under this Agreement.

2.12 Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or shall become a subsidiary of a parent corporation unless the proposed surviving corporation or such parent corporation, as applicable, shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under Section 2 of this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to be references to the securities which the Stockholders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization.

2.13 Termination. The rights of each Stockholder and the obligations of the Company pursuant to Sections 2.1, 2.2 and 2.5 shall terminate upon the later of (i) May 8, 2013 and (ii) such time as such Stockholder is, in such Stockholder’s reasonable judgment, no longer an Affiliate of the Company and is permitted to resell all Registrable Securities held by such Stockholder pursuant to Rule 144(k) of the Securities Act, provided, that the Company shall continue to be obligated to satisfy any and all of its obligations with respect to any exercise of the rights of the Stockholders pursuant to such Sections prior to such termination and the Stockholders shall be entitled to enforce any such rights at any time.

SECTION 3

COVENANTS OF THE COMPANY

3.1 Company Covenants.

(a) The Company shall pay the reasonable out-of-pocket travel, lodging and other related expenses of all non-employee directors incurred in connection with attendance at meetings of the Board or any committee thereof.

(b) The Company shall at all times maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts in such amounts and on such terms approved by the Board.

(c) The Company shall use reasonable best efforts to nominate for election as a director at least one Novartis designee so long as Novartis and its Affiliates own 15% or more of the Voting Stock (such designee, a “Novartis Director”).

(d) For so long as any Novartis Director is a member of the Board, a Novartis Director shall be entitled to be a member of each Board committee, whether such Board committee is existing as of the date of this Agreement or is hereafter formed, so long as permitted under any applicable securities laws or the rules and regulations of any exchange upon which the Common Stock or other equity securities of the Company are listed (provided, that in the event of any such limitation, Novartis shall be entitled to designate one non-voting observer to each committee so affected).

(e) Subject to the provisions of this Section 3.1, in the event that any Novartis Director designated hereunder for any reason ceases to serve as a member of the Board or any committee thereof during such Novartis Director’s term of office, Novartis shall designate the Person to fill the resulting vacancy on the Board or committee.

(f) If Novartis wishes to remove at any time and for any reason (or no reason) any Novartis Director from the Board or a committee thereof, then the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board meetings or stockholders’ meetings) so as to remove such director and to replace such director pursuant to this Section 3.1.

SECTION 4

STOCK SUBSCRIPTION RIGHTS

4.1 Right to Purchase

(a) In the event the Company desires to issue any New Shares (other than with respect to Convertible Securities or restricted stock awards or other stock-based awards issued to any director, officer or employee of, or consultant to, the Company pursuant to any compensation or equity incentive plan, which shall be governed by Section 4.4 below), it shall first deliver to Novartis a written notice (the “Notice of Proposed Issuance”) specifying the date of Board discussion or approval with respect to the proposed issuance; purpose of the issuance, the identity of the proposed purchasers, if known, and the type and total number of such New Shares which the Company then desires to issue, all of the terms, including an expected price range, upon which the Company proposes to issue the New Shares, and stating that, in connection with the proposed issuance, Novartis shall have the right to purchase shares in the manner specified in Section 4.1(b). The Company shall inform Novartis periodically of its intentions regarding such proposed issuance. Subject to Section 4.1(b), the Company shall have the right to issue the New Shares at any time during the ninety (90) day period following delivery of the Notice of Issuance, following which any desired issuance of New Shares shall again be subject to this Section 4.1(a).

(b) In the event the Company issues any New Shares (other than with respect to Convertible Securities or restricted stock awards or other stock-based awards issued to any director, officer or employee of, or consultant to, the Company pursuant to any compensation or equity incentive plan, which shall be governed by Section 4.4 below), it shall deliver to Novartis a written notice (the “Notice of Actual Issuance”) specifying the type, price (meaning price paid by other purchasers), total number of such New Shares which the Company issued (the “Sold New Shares”), the date on which such sale occurred (the “New Share Issuance Date”) and any other material terms applicable to the Sold New Shares and/or the terms of issuance within one Business Day of such New Share Issuance Date. Novartis shall have the option, exercisable by written notice of exercise to Idenix (the “New Shares Exercise Notice”) to purchase up to its pro rata portion of the Sold New Shares (which shall be equal to that number of shares determined by multiplying (X) the Sold New Shares by (Y) that fraction equal to dividing the number of shares of Voting Stock owned by Novartis, including shares of Voting Stock owned by Affiliates) by the total number of shares of Voting Stock outstanding immediately prior to the issuance of the Sold New Shares (such pro rata portion of Sold New Shares, the “Pro Rata New Shares”); provided, however, that for purposes of this Section 4.1(b) only, the number of shares of Voting Stock deemed to be owned by Novartis and its Affiliates shall also include the number of (i) New Shares accrued, and not yet offered in connection with Novartis’s subscription rights pursuant to Section 4.4 and (ii) New Shares for which Novartis’s option to purchase its Pro Rata New Shares has not expired or been exercised pursuant to Section 4.4. If Novartis elects within fifteen (15) days of the New Shares Issuance Date to purchase the Pro Rata New Shares, Novartis shall purchase such Pro Rata New Shares at a price per share equal to that paid by and on the same terms and conditions applicable to the other purchasers of the Sold New Shares and the closing of such Pro Rata New Shares shall occur within seven (7) Business Days following Novartis’ election to purchase the Pro Rata New Shares. If Novartis elects to purchase the Pro Rata New Shares after such fifteen (15) day period, Novartis shall purchase such Pro Rata New Shares at a price per share equal to (A) that paid by the other purchasers of the Sold New Shares plus (B) a 10% premium to (A), and the closing of such purchase shall occur within seven (7) Business Days following Novartis’ election to purchase the Pro Rata New Shares. Novartis’ option to purchase the Pro Rata New Shares shall expire to the extent Novartis has not delivered a New Shares Exercise Notice on or prior to the thirtieth (30th) day following the New Share Issuance Date.

4.2 Price. The purchase price for the Pro Rata New Shares shall be paid on the date of closing in cash, by certified check or by wire transfer of immediately available funds to a bank account designated in advance by the Company.

4.3 Closing. At the closing, Novartis shall deliver the consideration required by Section 4.2 above and the Company shall deliver certificates representing the Pro Rata New Shares.

4.4 Securities Issued as Equity Incentives. The Company shall deliver to Novartis a report within ten days after the end of each calendar quarter notifying Novartis of the number of New Shares issued pursuant to exercised Convertible Securities or issued as restricted stock awards or other stock-based awards, in each case, to any director, officer or employee of, or consultant to, the Company pursuant to stock compensation and equity incentive plans of the Company (for which Novartis would have subscription rights) during such calendar quarter. During the 45 consecutive day period commencing on the date the report set forth in the first sentence of this Section 4.4 is delivered to Novartis, Novartis shall have the option to purchase from the Company such number of shares of the type issued to the director, officer, employee or consultant, at the same purchase price paid per security so issued (payable in cash at closing in the same manner as set forth in Section 4.2), as is equal to the result obtained by dividing (a) the result obtained by multiplying (i) the Novartis Percentage (as defined below) by (ii) the number of New Shares issued to the director, officer, employee or consultant by (b) the result obtained by subtracting (i) the Novartis Percentage from (ii) one, and such shares shall be deemed the “Pro Rata New Shares.” “Novartis Percentage” means the result obtained by dividing (a) the number of shares of Voting Stock owned by Novartis (which shall include the shares of Voting Stock owned by Affiliates) immediately prior to such issuance by (b) the total number of shares of Voting Stock outstanding immediately prior to such issuance. Notwithstanding anything to the contrary contained herein, New Shares, Convertible Securities, restricted stock awards or other stock-based awards issued to any director, officer or employee of, or consultant to, the Company pursuant to stock compensation and equity incentive plans of the Company which are issued without a purchase price payable in cash by the recipient shall be offered to Novartis at a purchase price equal to the par value of the shares pursuant to this Section 4.4. At the closing of any purchase by Novartis contemplated by this Section 4.4, Novartis shall deliver the consideration required by this Section 4.4 and the Company shall deliver certificates representing the securities so purchased.

SECTION 5

MISCELLANEOUS

5.1 Survival. All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to any party pursuant hereto shall be deemed to have been relied on by each such party, notwithstanding any investigation made by such party or on its behalf.

5.2 Amendments and Waivers. (a) Without limitation to any other consent that may be required pursuant to this Agreement, the rights and obligations of the Company and the Purchasers under this Agreement may not be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), modified, supplemented or amended without the written consent of (a) the Company and (b) the holders of a majority of the Voting Stock held by the Purchasers. Upon the effectuation of each such waiver, modification, supplement, amendment, consent or departure, the Company shall promptly give written notice thereof to the Purchasers who have not previously consented thereto in writing.

(b) Unless otherwise specified herein, any consent of the Purchasers shall mean the consent of the holders of a majority of the Voting Stock held by all of the Purchasers.

5.3 Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns, heirs, executors and administrators of the parties.

5.4 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

5.5 Notices. All notices, requests, consents and other communications hereunder to any party shall be given in writing or upon receipt of a telecopy (with confirmation of such telecopy being received) and addressed or telecopied to the party to be notified at the address or telecopier number indicated for such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressees to the addressor listing all parties and shall be deemed effectively given upon personal delivery to the party to be notified or seven Business Days after being duly sent by first class registered or certified mail, postage prepaid, or the following Business Day after being sent by overnight courier or when receipt is mechanically acknowledged, if telecopied:

To Novartis:	Novartis Pharma AG Lichtstrasse 35 CH-4056 Switzerland Attention: Head of Partnering and Emerging Businesses Facsimile: 41-61-324-2100

With a copy (which shall not constitute notice) to:	Novartis Pharma AG Lichtstrasse 35 CH-4056 Switzerland Attention: General Counsel Facsimile: 41-61-324-6859

With a copy (which shall not constitute notice) to:	Novartis Corporation 230 Park Avenue, 21st Floor New York, New York 10169 Attention: General Counsel Facsimile: (212) 830-2491

With a copy (which shall not constitute notice) to:	Kaye Scholer LLP 425 Park Avenue New York, New York 10022 Attention: Adam H. Golden, Esq. Facsimile: (212) 836-8689

To the Company:	Idenix Pharmaceuticals, Inc. 60 Hampshire Street Cambridge, Massachusetts 02139 Attention: Chief Executive Officer Facsimile: (617) 995-9801

With a copy (which shall not constitute notice) to:	Idenix Pharmaceuticals, Inc. 60 Hampshire Street Cambridge, Massachusetts 02139 Attention: General Counsel. Facsimile: (617) 995-9801

With a copy (which shall not constitute notice) to:	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Attention: Susan W. Murley, Esq. Facsimile: (617) 526-5000

5.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law in any jurisdiction, such provision shall be ineffective, as to such jurisdiction, and the balance of this Agreement shall be interpreted as if such provision were so excluded, without invalidating the remaining provisions of this Agreement; provided, however, that any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.7 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile or electronic mail (in portable document format) shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party. Stockholders may become parties hereto by execution and attachment hereto of either an original or photocopy of the Stockholder Signature Page attached hereto as Exhibit A.

5.8 Titles and Subtitles. The descriptive headings of sections and paragraphs of this Agreement are used for convenience only and do not constitute a part of, and are not to be considered in construing or interpreting, this Agreement.

5.9 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

5.10 Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions in this Agreement were not performed fully by the parties in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

5.11 Expenses. Each party to this Agreement shall pay its own costs, fees and expenses incidental to the preparation of this Agreement and the consummation of the transactions contemplated hereby.

5.12 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any permit or consent of any kind or character on any parties part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

5.13 Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to the conflict of law principles thereof). Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof shall be brought and determined in the United States District Court for the Southern District of New York or if such legal action or proceeding may not be brought in such court for jurisdictional purposes, in the Supreme Court of New York. Each of the parties hereby (x) irrevocably submits with regard to any such action or proceeding to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out of this Agreement or any transaction contemplated hereby and waives the defense of sovereign immunity, (y) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court or that such action is brought in an inconvenient forum and (z) agrees that it shall not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any New York state or federal court sitting in New York, New York.

5.14 Further Assurances. Each party shall take such further actions as may be reasonably necessary or reasonably requested by any other party in order to effectuate the intent of this Agreement and to provide such other party with the intended benefits of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives, as of the date first written above.

IDENIX PHARMACEUTICALS, INC.

By:	/s/ Ronald C. Renaud, Jr.
Name: Ronald C. Renaud, Jr.
Title: President and CEO

NOVARTIS PHARMA AG

By:	/s/ Tony Rosenberg
Name: Tony Rosenberg
Title: Novartis Pharma AG Head Partnering & Emerging Businesses

By:	/s/ Sarah Clements
Name: Sarah Clements Head Legal Specialty Care

Signature Page to Second Amended and Restated Stockholders’ Agreement

of Idenix Pharmaceuticals, Inc.

ACKNOWLEDGED AND AGREED (For Purposes of Section 5.2 of the Amended and Restated Stockholders’ Agreement, as amended to date):

BB BioVentures L.P.
By: BAB BioVentures L.P., its General Partner
By: BAB BioVentures N.V., its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Managing Director

MPM Asset Management LLC

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Member

[Stockholder Signature Page to Second Amended and Restated Stockholders’ Agreement

of Idenix Pharmaceuticals, Inc.]

ACKNOWLEDGED AND AGREED (For Purposes of Section 5.2 of the Amended and Restated Stockholders’ Agreement, as amended to date):

/s/ Jean-Pierre Sommadossi
JEAN-PIERRE SOMMADOSSI

[Stockholder Signature Page to Second Amended and Restated Stockholders’ Agreement

of Idenix Pharmaceuticals, Inc.]

EXHIBIT A

STOCKHOLDER SIGNATURE PAGE

The undersigned as owner or holder of record of shares of Common Stock, $0.001 par value per share, of Idenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby joins in, becomes party to and agrees to be bound by, the terms and conditions of that certain Second Amended and Restated Stockholders’ Agreement, dated as of [            ], 2012 (the “Agreement”), by and among the Company and the stockholders named therein.

The undersigned hereby authorizes the Company to (i) complete this Stockholder Signature Page by filling in the date of the Agreement and (ii) attaching this Stockholder Signature Page (or a photocopy hereof, which shall be valid for all purposes) to the Agreement, or counterparts thereof, as may be applicable to the undersigned.

Print Name of Stockholder

Signature if Stockholder is an individual

By:
Signature if Stockholder is an entity

Title:
Print title of person signing if Stockholder is an entity

[Stockholder Signature Page to Second Amended and Restated Stockholders’ Agreement

of Idenix Pharmaceuticals, Inc.]